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                                                                   Exhibit 14(a)

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "The Reorganization-Comparison of the Funds-Financial Highlights", "Selection of Independent Auditors" and "Experts" and to the use of our reports dated August 26, 1999 for MuniHoldings New Jersey Insured Fund, Inc. and June 24, 1999 for MuniHoldings New Jersey Insured Fund II, Inc. included in the Registration Statement (Form N-14 No. 333-87083) and related combined Proxy Statement and Prospectus of MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New Jersey Insured Fund II, Inc. and MuniHoldings New Jersey Insured Fund III, Inc. filed with the Securities and Exchange Commission.



                                          /s/ Ernst & Young LLP



MetroPark, New Jersey


November 1, 1999

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                                BROWN & WOOD LLP
                             ONE WORLD TRADE CENTER
                            NEW YORK, N.Y. 10048-0057
                             TELEPHONE: 212-839-5300
                             FACSIMILE: 212-839-5599

                                                       November 4, 1999


       VIA ELECTRONIC FILING

       Securities and Exchange Commission
       Division of Investment Management
       450 Fifth Street, N.W.
       Judiciary Plaza
       Washington, DC  20549

                              Re: MuniHoldings New Jersey Insured Fund, Inc. Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14
                              File No. 333-87083

Ladies and Gentlemen:

       On behalf of MuniHoldings New Jersey Insured Fund, Inc. ("New Jersey Insured") transmitted herewith for filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended is Pre-Effective Amendment No. 1 (the "Amendment") to New Jersey Insured 's Registration Statement on Form N-14, which was filed with the Commission on September 14, 1999 (the "Initial Filing "). The Amendment is being filed in connection with the proposed acquisition of assets and assumption of liabilities of MuniHoldings New Jersey Insured Fund II, Inc. ("New Jersey Insured II") and MuniHoldings New Jersey Insured Fund III, Inc. ("New Jersey Insured III") by New Jersey Insured (the "Reorganization"). The requisite filing fee of $75,081 previously was paid by wire transfer to the Commission in connection with the filing of the Initial Filing.

       The Amendment has been tagged to indicate the changes made from the Initial Filing.

       The Amendment contains a combined proxy statement and prospectus for the shareholders of New Jersey Insured, New Jersey Insured II and New Jersey Insured
III. Assuming that all of the requisite shareholder approvals are obtained, it is intended that the Reorganization will occur on February 21, 2000. Previously, New Jersey Insured filed a letter with the Commission requesting that the Registration Statement be declared effective as soon as practicable after the filing of the Amendment. Acceleration of the effective date will facilitate


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mailing the proxy statements and obtaining the requisite shareholder approvals for the Reorganization in a timely fashion.

       Please direct any comments or questions relating to this filing to the undersigned at (212) 839-5671 or to Ellen W. Harris of this firm at (212) 839-5583.

                                             Very truly yours,

                                             /s/ Elizabeth Keeley

Transmission

cc:  William E. Zitelli, Jr.


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